UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

Form 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities

Exchange Act of 1934

Date of report (Date of earliest event reported): June 16, 2016

Vermillion, Inc.

(Exact Name of Registrant as Specified in Charter)

Delaware	001-34810	33-059-5156
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

12117 Bee Caves Road Building Three, Suite 100, Austin, TX 78738

(Address of Principal Executive Offices) (Zip Code)

Registrant’s telephone number, including area code:  (512) 519-0400

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07Submission of Matters to a Vote of Security Holders.

On June 16,  2016,  Vermillion, Inc. (the “Company”) held its 2016 annual meeting of stockholders (the “Annual Meeting”).  The matters voted on at the Annual Meeting were:  (1) the election of directors, each to serve for a one-year term and until his/her successor is duly elected and qualified; (2) an advisory vote on the compensation of the Company’s named executive officers, as disclosed in the Company’s definitive proxy statement relating to the Annual Meeting (the “Proxy Statement”); and (3) the ratification of the selection of BDO USA, LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2016.  As of the record date for the Annual Meeting, there were 52,116,600 shares of Company common stock, par value $0.001 per share, issued and outstanding and entitled to vote.  There were 43,554,064 shares present in person or by proxy at the Annual Meeting, constituting a quorum.  The final voting results were as follows:

Proposal 1.  Election of Directors

NOMINEE	FOR	AGAINST	ABSTENTIONS	BROKER NON-VOTES
James S. Burns	33,776,050	400,560	0	9,377,454
Veronica G.H. Jordan, Ph.D.	33,979,379	197,231	0	9,377,454
James T. LaFrance	33,821,450	355,160	0	9,377,454
Valerie B. Palmieri	33,806,878	369,732	0	9,377,454
David R. Schreiber	33,493,685	682,925	0	9,377,454
Carl Severinghaus	33,835,167	341,443	0	9,377,454
Eric Varma, M.D.	33,978,868	197,742	0	9,377,454

Based on the votes set forth above, each of the director nominees was duly elected to serve for a term expiring at the Company’s 2017 annual meeting of stockholders and until his/her successor shall have been elected and qualified, or until his/her earlier death, resignation or removal.

Proposal 2.  Advisory Vote on the Compensation of the Company’s Named Executive Officers

3,
FOR	AGAINST	ABSTENTIONS	BROKER NON-VOTES
33,485,959	678,380	12,271	9,377,454

Based on the votes set forth above, the stockholders approved, on a non-binding, advisory basis, the compensation for the Company’s named executive officers as disclosed in the Proxy Statement.

Proposal 3.  Ratification of the Selection of Independent Registered Public Accounting Firm

0,750,820
FOR	AGAINST	ABSTENTIONS	BROKER NON-VOTES
42,829,018	633,491	91,555	0

Based on the votes set forth above, the stockholders ratified the selection of BDO USA, LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2016.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Vermillion, Inc.
Date: June 22, 2016	By:	/s/ Eric J. Schoen
Eric J. Schoen
Vice President, Finance and Chief Accounting Officer